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                                                                     EXHIBIT 5.1



                              [TELLABS LETTERHEAD]

                                  March 5, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   up to 220,942 shares of Common Stock,
               $.01 par value per share, of Tellabs, Inc.

Ladies and Gentlemen:

         I am Vice President and Assistant General Counsel of Tellabs Operations, Inc., a Delaware corporation and wholly-owned subsidiary of Tellabs, Inc., a Delaware corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration of up to 220,942 shares of Common Stock, $.01 par value per share, of the Company (the "New Shares") pursuant to the terms of the Agreement and Plan of Merger dated as of January 26, 2001 among the Company, Omaha Merger Corp., a Georgia corporation and a wholly owned subsidiary of the Company ("Sub"), and Future Networks, Inc., a Georgia corporation ("FNI"), which provides for the merger (the "Merger") of Sub with and into FNI, with FNI surviving as a wholly owned subsidiary of the Company.

         Based on the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each New Share that is newly issued will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) the Merger shall have become effective under the Georgia Business Corporation Code.

         The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                              Very truly yours,

                                              /s/ James M. Sheehan

                                              James M. Sheehan
                                              Vice President and General Counsel
                                              Tellabs Operations, Inc.



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